Exhibit 2

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Ordinary Shares of Scienjoy Holding Corporation dated as of August 23, 2021, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: August 23, 2021

HESHINE HOLDINGS LIMITED

By:	/s/ Xiaowu He
Name:	Xiaowu He
Title:	Director

/s/ Xiaowu He
Xiaowu He